UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                    --------

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     May 24, 2001


                            WORLD INTERNETWORKS, INC.
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             (Exact name of registrant as specified in its chapter)


           Nevada                     033-05844-NY              87-0575839
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation                File Number)          Identification No.)

625 Cochran Street, Simi Valley, California                        93065
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code   (408) 582-1049


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

         Effective April 30, 2001, World Internetworks, Inc. sold all of the assets of its pre-existing Internet business to Steven K. Hansen and Wiworks, Inc. The assets of the Internet business were sold on an "as is" basis subject to any and all faults and defects. In addition to purchasing the assets of the Internet business, Steven K. Hansen and Wiworks, Inc. also assumed approximately $125,000 of payables related to the Internet business. As a result of this transaction, World Internetworks, Inc. will no longer maintain any Internet business and will focus on its data storage business.

         On May 3, 2001, World Internetworks, Inc. entered into a confidential engagement letter with Canaccord Capital Corporation whereby Canaccord will act as its fiscal agent. Canaccord is an independent investment firm with offices in major Canadian centers and Europe. Pursuant to the engagement letter, Canaccord will assist World Internetworks in the Trace Affex merger and in a private placement of its securities for the purpose of raising working capital. The terms and timing of the offerings have not been determined and there is no firm commitment in regard to any of the financings proposed under the engagement letter.

         On May 3, 2001, World Internetworks, Inc. entered into a confidential and proprietary non-binding Letter of Intent with Trace Affex, Inc., whereby Trace Affex will be merged with or will become a subsidiary of World Internetworks, Inc. Trace Affex is a private company located in San Jose, California and is a leading provider of high-end optical data storage solutions and CD-ROM duplication and printing system solutions. World Internetworks and Trace Affex have agreed to enter into good faith negotiations towards reaching a definitive merger agreement, subject to the terms and conditions set forth in the non-binding Letter of Intent. The transaction is also subject to due diligence and shareholder approval.

         On May 18, 2001, World Internetworks entered into a licensing option agreement with Mountain Engineering II, Inc. Pursuant to World Internetworks meeting the terms of this agreement, World Internetworks will receive an exclusive, non-restrictive, perpetual, sublicensable worldwide license to manufacture, brand and sell the Starlite 3590 tape drive. World Internetworks will fund the development of the initial Starlite 3590 tape drive and has the option to fund the development of an additional Starlite 3590E tape drive. In order to secure the license for all Starlite tape drives, World Internetworks must meet the funding requirements set forth in the agreement. If World Internetworks partially meets the funding requirements, it will only be entitled to a non-exclusive license on the Starlite tape drives.

Item 7.  Financial Statements and Exhibits.

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits

                  99.1     Press Release dated May 23, 2001
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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     WORLD INTERNETWORKS, INC.

Date:    May 24, 2001                By:     /s/ Robert Genesi
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                                                 Robert Genesi, President
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